                                                                     Exhibit 4.2

                    SEE REVERSE FOR RESTRICTIONS ON TRANSFER

               Incorporated under the laws of the State of Nevada

-[CERT #]-                                                 *[NUMBER OF SHARES]*

                             ECOLOGY COATINGS, INC.

                                  COMMON STOCK
                              90,000,000 Authorized

    SPECIMEN

                             ECOLOGY COATINGS, INC.

    _________________________________             _____________________________
    Richard D. Stromback, Chairman                Adam S. Tracy, Secretary

                                 Par Value $.001